Certain Portions of this Exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

Term Loan Commitment

1. The undersigned lenders (the “Lenders”) severally agree to loan the amounts indicated on the signature pages hereto, $1,000,000 in the aggregate (the “Term Loans”), to the Borrowers as defined in that certain “Convertible Senior Secured Delayed-Draw Credit Agreement” dated September 1, 2021, as amended (the “Agreement”), by and among Atlas Financial Holdings, Inc. (the “Company”) and certain of its subsidiaries, as borrowers, Sheridan Road Partners, LLC, as administrative agent, and the lenders party to the Agreement, subject to the following conditions:

(1)The Term Loans shall be made pursuant to the terms of the Agreement. Neither of the Lenders shall have any liability or obligation as a result of the other Lender’s failure to make a Term Loan.

(2)The Term Loans shall be made within ten days after the Effective Date, as defined in that certain Settlement Agreement between and among the Director of the Illinois Department of Insurance, the Superintendent of the New York Department of Insurance, American Insurance Acquisition, Inc. and certain affiliated insurance companies (the “Settlement Agreement”).

(3)This Commitment Letter shall expire and be null and void if the Settlement Agreement is not fully executed within 21 days from the date hereof or if the Effective Date does not occur within 45 days of the date hereof.

(4)Delivery of all closing documents by Borrowers as required by Lender pursuant to the Agreement to fully document the Term Loans including a fourth amendment related thereto.

(5)No material adverse changes shall have occurred following the date hereof with respect to the Borrowers prior to the Effective Date.

2.This Commitment Letter will terminate on June 29, 2022 unless on or before that date Borrowers sign and return an enclosed counterpart of this Commitment Letter. Delivery of an executed counterpart of this Commitment Letter by electronic transmission shall constitute valid delivery of an executed counterpart hereof. Terms used but not defined in this Commitment Letter have the meaning ascribed to them in the Agreement.

3.This Commitment Letter shall be deemed a contract made and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

4.EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS COMMITMENT LETTER, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS COMMITMENT LETTER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE

UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

[Signature Page to Follow]

In Witness whereof, the parties have hereunder set their respective hands as of this 29 day of June, 2022, and the signatory thereby represent that they are duly authorized to execute and deliver this Commitment Letter on behalf of such parties.

    Borrowers:

ATLAS FINANCIAL HOLDINGS, INC., a Cayman Islands exempted company limited by shares By:_/s/ Scott D. Wollney Name: Scott D. Wollney Title: President & CEO	AMERICAN INSURANCE ACQUISITION INC., a Delaware corporation By:_/s/ Scott D. Wollney Name: Scott D. Wollney Title: President & CEO
ANCHOR GROUP MANAGEMENT INC., a New York corporation By:_/s/ Scott D. Wollney Name: Scott D. Wollney Title: President & CEO	ANCHOR HOLDINGS GROUP, INC., a New York corporation By:_/s/ Scott D. Wollney Name: Scott D. Wollney Title: President & CEO
optON DIGITAL IP INC., a Delaware corporation By:_/s/ Scott D. Wollney Name: Scott D. Wollney Title: President & CEO	optON INSURANCE AGENCY INC., a Delaware corporation By:_/s/ Scott D. Wollney Name: Scott D. Wollney Title: President & CEO
UBI HOLDINGS INC., a Delaware corporation By:_/s/ Scott D. Wollney Name: Scott D. Wollney Title: President & CEO	PLAINVIEW PREMIUM FINANCE COMPANY, INC., a Delaware corporation By:_/s/ Scott D. Wollney Name: Scott D. Wollney Title: President & CEO

[*****]
[Consenting Noteholder Party Signature Pages Omitted]